CONSENT OF FRANK L. SASSETTI & CO.

The undersigned, Frank L. Sassetti & Co., Certified Public Accountants, hereby consents to the use of the audit reports and certifications for the period ended December 31, 1998, for Atlas Futures Fund, Limited Partnership and Ashley Capital Management, Inc. in the Form S-1 Registration Statement, Amendment
No. 6.

The undersigned hereby further consents to inclusion of its name and the other information under the section "Experts" in the Form S-1 Registration Statement, Amendment No. 6 to be filed with the Securities and Exchange Commission and the states to be selected by the General Partner.



                                           /s/ Frank L. Sassetti & Co.
                                           Robert W. Krone, CPA
                                           Frank L. Sassetti & Co.
                                           6611 West North Avenue
                                           Oak Park, Illinois  60302

                                           (708) 386-1433
Date:  July 19, 1999